UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2005

FOSSIL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On September 27, 2005, Fossil Partners, L.P. (the “Borrower”), a subsidiary of Fossil, Inc. (the “Company”), the Company and certain subsidiaries of the Company, as guarantors, executed (i) a First Amendment to Loan Agreement (the “Amendment”) with Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”) and (ii) an Amended and Restated Revolving Line of Credit Note (the “Amended Note”), which amend that certain Loan Agreement, dated September 23, 2004, and Revolving Line of Credit Note (the “Revolver”).   The Amendment and the Amended Note, effective as of September 22, 2005, increase the line of credit available under the Revolver from $50,000,000 to up to $100,000,000.

Under the Amendment, Wells Fargo will provide a revolving line of credit of up to $100,000,000.  The Amendment also modifies certain financial covenants.  The following material terms of the Revolver remain in effect.  The Revolver is secured by 65% of the issued and outstanding shares of certain subsidiaries of the Company pursuant to a Stock Pledge Agreement.  The Revolver requires the maintenance of net worth, quarterly income, working capital and financial ratios.  Borrowings under the Revolver shall bear interest at the option of Borrower (i) at the LIBOR base rate plus 50 basis points, or (ii) at the lesser of (a) the higher of Wells Fargo’s prime rate less 1% or 3.0%, or (b) the maximum rate allowed by law.  The Borrower may prepay the Revolver without penalty.  Wells Fargo may accelerate the note to be immediately due and payable if the Borrower fails to pay any part of the principal or interest of the Revolver, or upon an Event of Default.  The Borrower intends to use the proceeds for working capital needs, potential acquisitions and for general corporate purposes.  As of September 30, 2005, there is approximately $11,000,000 in borrowings outstanding under the Revolver.

The foregoing descriptions of the Revolver, as amended by the Amendment, and the Amended Note are qualified in their entirety by the full text of each such documents, which are incorporated herein by reference and filed as exhibits hereto.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See our discussion under Item 1.01 with respect to our entry into an Amendment to the Loan Agreement and the Amended and Restated Revolving Line of Credit Note, which is incorporated hereunder by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

10.1                           First Amendment to Loan Agreement, by and among Wells Fargo Bank, National Association, a national banking association, Fossil Partners, L.P., Fossil, Inc., Fossil Intermediate, Inc., Fossil Trust, Fossil Stores I, Inc., Intermediate Leasing, Inc., Arrow Merchandising, Inc. and Fossil Holdings, LLC, dated September 22, 2005

10.2                           Amended and Restated Revolving Line of Credit Note, by and between Fossil Partners, L.P. and Wells Fargo Bank, National Association, a national banking association, dated September 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 3, 2005

FOSSIL, INC.

		By:	/s/ Mike L. Kovar

		Name:	Mike L. Kovar

		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment to Loan Agreement, by and among Wells Fargo Bank, National Association, a national banking association, Fossil Partners, L.P., Fossil, Inc., Fossil Intermediate, Inc., Fossil Trust, Fossil Stores I, Inc., Intermediate Leasing, Inc., Arrow Merchandising, Inc. and Fossil Holdings, LLC, dated September 22, 2005

10.2	Amended and Restated Revolving Line of Credit Note, by and between Fossil Partners, L.P. and Wells Fargo Bank, National Association, a national banking association, dated September 22, 2005